Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, of our report dated May 24, 2019, relating to the balance sheet of Switchback Energy Acquisition Corporation as of May 16, 2019, and the related statements of operations, changes in stockholder’s equity and cash flows for the period from May 10, 2019 (inception) through May 16, 2019, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
July 1, 2019